SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number _____________

RICK’S CABARET INTERNATIONAL, INC.

TEXAS	76-0458229
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
5810
(Primary Standard Industrial Classification Code)
10959 Cutten Road
Houston, Texas	77066
(Address of principal executive offices)	(Zip Code)

(281) 397-6730
Issuer’s telephone number, including area code

ERIC LANGAN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
RICK’S CABARET INTERNATIONAL, INC.
10959 CUTTEN ROAD
HOUSTON, TEXAS 77066

Copies to:
ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS 77007
(713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee (2)
Common Stock, $.01 par value	690,806	$8.37	$5,782046	$177.51

TOTAL	690,806		$5,782,046	$177.51

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which may become issuable under by reason of any stock dividends, stock splits, or similar transactions which results in an increase in the number of registrant’s outstanding shares of common stock.

(2)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 18, 2007

RICK’S CABARET INTERNATIONAL, INC.
690,806 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 690,806 shares of our common stock, $0.01 par value (“Common Stock”) currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "RICK." On May 7, 2007, the last reported sales price of our Common Stock was $8.84 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS _____________ ___, 2007.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “”Where you can find more information” on page 14 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Rick’s Cabaret International, Inc. and its consolidated subsidiaries.

The Company

We presently conduct our business in two different areas of operation:

We own and operate upscale adult nightclubs serving primarily businessmen and professionals. Our nightclubs offer live adult entertainment, restaurant and bar operations. We own and operate ten adult nightclubs under the name "Rick's Cabaret" and "XTC" in Houston, Austin, San Antonio, and Fort Worth, Texas; Minneapolis, Minnesota; and New York, New York. We also operate four upscale venues that cater especially to urban professionals, businessmen and professional athletes called “Club Onyx” in Houston, San Antonio, Texas and Charlotte, North Carolina. No sexual contact is permitted at any of our locations.

We have Internet activities including two adult Internet membership websites at www.couplestouch.com and www.xxxpassword.com. We acquire www.xxxpassword.com site content from wholesalers. We also operate an online auction site www.naughtybids.com. This site provides our customers with the opportunity to purchase adult products and services in an auction format. We earn revenues by charging fees for each transaction conducted on the automated site.

Our nightclub revenues are derived from the sale of liquor, beer, wine, food, merchandise, cover charges, membership fees, independent contractors' fees, commissions from vending and ATM machines, valet parking, and other products and services. Our internet revenues are derived from subscriptions to adult content internet websites, traffic/referral revenues, and commissions earned on the sale of products and services through Internet auction sites, and other activities. Our fiscal year end is September 30.

The Offering

Outstanding Common Stock	6,123,842 shares (as of May 7, 2007).

Common Stock Offered	Up to 690,806 shares of Common Stock held by certain selling stockholders.

Offering Price	Determined at the time of sale by the selling stockholders.

Proceeds
We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” herein.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this Form S-3 to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on behalf of us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements in this Form S-3 are forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and we believe that they have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance that our expectations, beliefs or projections will result, be achieved, or be accomplished. In addition to other factors and matters discussed elsewhere in this Form S-3, the following are important factors that in our view could cause material adverse affects on our financial condition and results of operations: the risks and uncertainties related to our future operational and financial results, the risks and uncertainties relating to our Internet operations, competitive factors, the timing of the openings of other clubs, the availability of acceptable financing to fund corporate expansion efforts, our dependence on key personnel, the ability to manage operations and the future operational strength of management, and the laws governing the operation of adult entertainment businesses.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 3. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

Risks Related to the Company and the Offering

Our business operations are subject to regulatory uncertainties which may affect our ability to continue operations of existing nightclubs, acquire additional nightclubs or be profitable.

Adult entertainment nightclubs are subject to local, state and federal regulations. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

Our operations in Houston are subject to a Sexually Oriented Business Ordinance originally enacted by the City of Houston in 1997. The Ordinance established new minimum distances that sexually oriented businesses may be located from schools, churches, playgrounds and other sexually oriented businesses. The Ordinance further provided for an amortization period in which locations could continue to operate for a period of time to enable the business to recoup its investment through the approval date of the Ordinance. In May 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by a trial court. The Trial Court rendered its judgment in favor of the City of Houston on January 31, 2007 and found the 1997 Ordinance constitutional and enforceable. An appeal to the Fifth Circuit Court of Appeals has been timely filed. Additionally, we have filed state court lawsuits on behalf of three of our club locations in Houston seeking judicial review of the results of the amortization process contained within the Ordinance. The final order by the Trial Court resulted in the termination of the abatement and allowed the amortization process to continue as provided in the Ordinance. The new lawsuits seeking review of the determination made by the amortization hearing officials in 1998 stops any enforcement action by the City of Houston for at least 60 days and it is anticipated that further injunctive relief will be sought in the state court cases should it become necessary. In the event all efforts to stop enforcement activity fail and the City of Houston elects to enforce the judgment, we, as well as every other similarly situated sexually oriented business located within the incorporated area of Houston, Texas, will have to either cease providing nude or semi-nude entertainment, or develop alternate methods of operating. In such event, we presently intend to clothe our entertainers in a manner to eliminate the need for licenses and to take such steps as to not be subject to Ordinance compliance. Approximately 24.5% of our club operation’s revenues for the six months ended March 31, 2007, were in Houston, Texas. The ruling could have a material adverse impact on our operations, but it is unknown at this time.

We may need additional financing or our business expansion plans may be significantly limited.

If cash generated from our operations is insufficient to satisfy our working capital and capital expenditure requirements, we will need to raise additional funds through the public or private sale of our equity or debt securities. The timing and amount of our capital requirements will depend on a number of factors, including cash flow and cash requirements for nightclub acquisitions. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our then-existing shareholders will be reduced. We cannot assure you that additional financing will be available on terms favorable to us, if at all. Any future equity financing, if available, may result in dilution to existing shareholders, and debt financing, if available, may include restrictive covenants. Any failure by us to procure timely additional financing will have material adverse consequences on our business operations.

There is substantial competition in the nightclub entertainment industry which may affect our ability to operate profitably or acquire additional clubs.

Our nightclubs face competition. Some of these competitors may have greater financial and management resources than us. Additionally, the industry is subject to unpredictable competitive trends and competition for general entertainment dollars. There can be no assurance that we will be able to remain profitable in this competitive industry.

We intend to engage in acquisitions as part of our growth strategy, which will consume resources and may be unsuccessful or unprofitable.
We intend to pursue a strategy of acquiring adult nightclubs that fit within our business model. However, acquisitions are not always successful or profitable. Any future acquisitions could expose us to risks, including risks associated with assimilating new operations and personnel; diversion of resources from our existing operations; inability to generate revenues sufficient to offset associated acquisition costs; and the maintenance of uniform standards, controls, procedures and policies. As we continue to grow our operations, it may place a strain on our management and our resources. Acquisitions may also result in additional expenses from amortizing and/or impairing acquired intangible assets. If we attempt an acquisition and are unsuccessful in its completion, we will likely incur significant expenses without any benefit to us. If we are successful in completing an acquisition, the risks and other issues we face may ultimately make the acquisition unprofitable. Failed acquisition transactions and underperforming completed acquisitions would burden us with significant costs without any corresponding benefits to us, which could cause our stock price to decrease.

Risk of Adult Nightclub Operations

Historically, the adult entertainment, restaurant and bar industry has been a significantly regulated industry. The industry tends to be extremely sensitive to the general local economy, in that when economic conditions are prosperous, entertainment industry revenues increase, and when economic conditions are unfavorable, entertainment industry revenues decline. Coupled with this economic sensitivity are the trendy personal preferences of the customers who frequent adult cabarets. We continuously monitor trends in our customers' tastes and entertainment preferences so that, if necessary, we can make appropriate changes which will allow us to remain one of the premiere adult cabarets. However, any significant decline in general corporate conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business. In addition, we have historically catered to a clientele base from the upper end of the market. Accordingly, further reductions in the amounts of entertainment expenses allowed as deductions from income under the Internal Revenue Code of 1954, as amended, could adversely affect sales to customers dependent upon corporate expense accounts.

Permits Relating to the Sale of Alcohol

We derive a significant portion of our revenues from the sale of alcoholic beverages. In Texas, the authority to issue a permit to sell alcoholic beverages is governed by the Texas Alcoholic Beverage Commission (the "TABC"), which has the authority, in its discretion, to issue the appropriate permits. Rick's presently holds a Mixed Beverage Permit and a Late Hours Permit (the "Permits"). These Permits are subject to annual renewal, provided we have complied with all rules and regulations governing the permits. Renewal of a permit is subject to protest, which may be made by a law enforcement agency or by a member of the general public. In the event of a protest, the TABC may hold a hearing at which time the views of interested parties are expressed. The TABC has the authority after such hearing not to issue a renewal of the protested alcoholic beverage permit. While we have never been subject to a protest hearing against the renewal of our Permits, there can be no assurance that such a protest could not be made in the future, nor can there be any assurance that the Permits would be granted in the event such a protest was made. Other states in which we operate have similar laws which may limit the availability of a permit to sell alcoholic beverages or which may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. The temporary or permanent suspension or revocations of either of the Permits or the inability to obtain permits in areas of expansion would have a material adverse effect on the revenues, financial condition and results of operations of the Company.

We must continue to meet the Nasdaq Small Cap Market continued listing requirements or we risk delisting.

Our securities are currently listed for trading on the Nasdaq Small Cap Market. We must continue to satisfy Nasdaq’s continued listing requirements or risk delisting which would have an adverse effect on our business. If our securities are ever de-listed from the Nasdaq, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders’ ability to trade or obtain quotations of the market value of shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. There is no assurance that we will be able to maintain compliance with the Nasdaq continued listing requirements.

In the future, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

In the future, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the Securities and Exchange Commission (“SEC”), have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Subsequently in fiscal 2009, our independent registered public accounting firm will report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Uninsured Risks

We maintain insurance in amounts we considers adequate for personal injury and property damage to which the business of the Company may be subject. However, there can be no assurance that uninsured liabilities in excess of the coverage provided by insurance, which liabilities may be imposed pursuant to the Texas "Dram Shop" statute or similar "Dram Shop" statutes or common law theories of liability in other states where we operate or expand. The Texas "Dram Shop" statute provides a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others. An employer is not liable for the actions of its employee who overserves if (i) the employer requires its employees to attend a seller training program approved by the TABC; (ii) the employee has actually attended such a training program; and (iii) the employer has not directly or indirectly encouraged the employee to violate the law. It is our policy to require that all servers of alcohol working at our clubs be certified as servers under a training program approved by the TABC, which certification gives statutory immunity to the sellers of alcohol from damage caused to third parties by those who have consumed alcoholic beverages at such establishment pursuant to the Texas Alcoholic Beverage Code. There can be no assurance, however, that uninsured liabilities may not arise which could have a material adverse effect on the Company.

Limitations on Protection of Service Marks

Our rights to the tradenames "Rick's" and "Rick's Cabaret" are established under the common law based upon our substantial and continuous use of these trademarks in interstate commerce since at least as early as 1987. "RICK'S AND STARS DESIGN" and "RICK'S CABARET" logos have been registered through service mark registrations issued by the United States Patent and Trademark Office ("PTO"). There can be no assurance that these steps taken by the Company to protect its Service Marks will be adequate to deter misappropriation of its protected intellectual property rights. Litigation may be necessary in the future to protect our rights from infringement, which may be costly and time consuming. The loss of the intellectual property rights owned or claimed by us could have a material adverse affect on our business.

Anti-takeover Effects of Issuance of Preferred Stock

The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series, to fix the number of shares constituting any such series, and to fix the rights and preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The Board's authority to issue Preferred Stock could discourage potential takeover attempts and could delay or prevent a change in control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no issued and outstanding shares of Preferred Stock; there are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

We do not anticipate paying dividends on common shares in the foreseeable future.

Since our inception we have not paid any dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

Future sales of our common stock may depress our stock price.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

There is a limited public trading market for our common stock.

Our stock is currently traded on the Nasdaq Small Cap Market under the trading symbol “RICK”. There is a limited public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

Our stock price has been volatile and may fluctuate in the future.

The trading price of our securities may fluctuate significantly. This price may be influenced by many factors, including:

•	our performance and prospects;
•	the depth and liquidity of the market for our securities;
•	investor perception of us and the industry in which we operate;
•	changes in earnings estimates or buy/sell recommendations by analysts;
•	general financial and other market conditions; and
•	domestic economic conditions.

Public stock markets have experienced, and may experience, extreme price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities.

Our management controls a significant percentage of our current outstanding common stock and their interests may conflict with those of our shareholders.

As of May 7, 2007, our Directors and executive officers and their respective affiliates collectively and beneficially owned approximately 22% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and executive officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

We are dependent on key personnel.

Our future success is dependent, in a large part, on retaining the services of Mr. Eric Langan, our President and Chief Executive Officer. Mr. Langan possesses a unique and comprehensive knowledge of our industry. While Mr. Langan has no present plans to leave or retire, his loss could have a negative effect on our operating, marketing and financial performance if we are unable to find an adequate replacement with similar knowledge and experience within our industry. We maintain key-man life insurance with respect to Mr. Langan. Although Mr. Langan is under a two-year employment agreement ending in April 2008, there can be no assurance that Mr. Langan will continue to be employed by us. The loss of Mr. Langan could have a negative effect on our operating, marketing, and financing performance.

Cumulative voting is not available to stockholders.

Cumulative voting in the election of Directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our Directors. Management’s large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

Our Directors and Officers have limited liability and have rights to indemnification.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Texas law, that our Directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a Director or officer, with certain exceptions. The Articles further provide that we will indemnify our Directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its Directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our officers and Directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Texas law. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

USE OF PROCEEDS

We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

SELLING SECURITY HOLDERS

The following is a list of the selling stockholders who currently own the 690,806 shares of Common Stock covered by this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) promulgated by the SEC, and generally includes voting or investment power with respect to securities. The percent of beneficial ownership for the selling stockholders is based on 6,123,842 shares of common stock outstanding as of April 25, 2007. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of April 25, 2007, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of April 25, 2007. At the time of the acquisition there were no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (3)	Percentage to be Beneficially Owned after this Offering (3) (4)
Common Stock
Five Points Fund, LP (5)	None	162,946	47,168	115,778	1.8%
Five Points Offshore Fund, Ltd. (6)	None	27,054	7,832	19,222	<1%
Guerilla Partners, LP (7)	None	98,862	95,000	3,862	<1%
Peter J. Siris	None	65,000	65,000	-0-	-0-
Outpoint Offshore Fund, Ltd. (8)	None	50,000	50,000	-0-	-0-
Clarus Capital, LLC (9)	None	105,000	80,000	25,000	<1%
WestEnd Partners, LP (10)	None	40,000	40,000	-0-	-0-
WestEnd II (11)	None	25,000	25,000	-0-	-0-
Stony Point Fund, LP (12)	None	50,000	20,000	30,000	<1%
Bald Eagle Fund, Ltd. (13)	None	4,810	4,810	-0-	-0-
Kensington Partners, LP (14)	None	105,190	105,190	-0-	-0-
Toro Holdings, LLC (15)	None	135,000	135,000	-0-	-0-
Fairfield Investments Group, LLC	None	231,361 (16)	15,806	215,555	3.5%

TOTAL			690,806

(1)	Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2)	This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3)	Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(4)	Based on 6,123,842 shares of Common stock issued and outstanding as of April 25, 2007.

(5)	Paul McNulty, Managing Member of the General Partner, is the natural person with investment decision and voting power for this entity.

(6)	Paul McNulty, Director, is the natural person with investment decision and voting power for this entity.

(7)	Peter Siris is the natural person with investment decision and voting power for this entity.

(8)	Jordan Grayson is the natural person with investment decision and voting power for this entity.

(9)	Ephraim Fields is the natural person with investment decision and voting power for this entity.

(10)	Sean Cooper is the natural person with investment decision and voting power for this entity.

(11)	George Bolton is the natural person with investment decision and voting power for this entity.

(12)	C. Peter Marin is the natural person with investment decision and voting power for this entity.

(13)	Richard Keim is the natural person with investment decision and voting power for this entity.

(14)	Richard Keim is the natural person with investment decision and voting power for this entity.

(15)
Paul J. Pollack is the natural person with investment decision and voting power for this entity. Mr. Pollack is the President of Montgomery Street Research, an entity with which we currently have a Consulting Agreement.

(16)
Includes 189,557 shares of common stock held indirectly by Fairfield Investment Group, LLC that are issuable upon the conversion of a convertible debenture, and 41,804 shares of common stock held indirectly by Fairfield Investment Group, LLC. Jeff Benton is the Managing Director of Fairfield Advisors, LLC, the manager of Fairfield Investment Group, LLC, and has investment decision and voting authority for this entity.

PLAN OF DISTRIBUTION

We have not been advised by the selling stockholders as to any plan of distribution. Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

In connection with sales of the common stock under this prospectus, upon effectiveness of the registration statement, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Upon effectiveness of the registration statement, the selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

Because selling stockholders may be deemed to be statutory “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are subject to the applicable provisions of the Securities Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We agreed to keep this prospectus effective until the earlier of (i) the two-year anniversary of the effective date, or (ii) the time that all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation and Bylaws which have previously been filed with the SEC.

General

Our authorized capital stock consists of 16,000,000 shares of which there are 15,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.10 per share.

Common Stock

As of May 7, 2007, there were 6,123,842 shares of common stock outstanding. We are registering 690,806 shares of common stock herewith. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

EXPERTS

The financial statements of Rick’s Cabaret International, Inc. for the years ended September 30, 2006 and 2005, incorporated by reference, have been audited by Whitley Penn LLP, independent registered public accounting firm, as set forth in their report included in such financial statements, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Axelrod, Smith & Kirshbaum, P.C., Houston, Texas.

MATERIAL CHANGES

There have been no material changes in the Registrant’s affairs since the end of the last fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC with respect to the shares offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the shares offered by the selling shareholders.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•	our Annual Report on Form 10-KSB for the year ended September 30, 2006;
•	our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2006 and March 31, 2007;
•	our Current Reports on Form 8-K filed on October, 12, 2006; November 14, 2006; February 6, 2007; April 5, 2007 and April 25, 2007, and on Form 8-K/A on November 14, 2006 and May 11, 2007; and
•	our Proxy Statement for the 2006 Annual Meeting of Shareholders.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. However, we will not provide copies of the exhibits to these filings unless we specifically incorporated by reference the exhibits in this prospectus.

Eric Langan, CEO/President
Rick’s Cabaret International, Inc.
10959 Cutten Road
Houston, Texas 77066
281-397-6730

COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Texas law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under the Texas Business Organization Code for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Texas law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.Ricks.com. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Eric Langan, our President and Chief Executive Officer, at 10959 Cutten Road, Houston, Texas 77066.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$173.46
Printing and Engraving Expenses	-0-
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$10,000.00
Blue Sky Qualification Fees and Expenses	-0-
Miscellaneous	-0-

TOTAL	$13,173.46

Item 15. Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Texas Business Corporation Act (the "TBCA") and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, the TBCA automatically provides directors with immunity from monetary liabilities. Our Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Texas against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Texas law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Texas law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

Our Bylaws provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit
Number	Description

4.1	Subscription Agreement (Form Of) dated February 2007
4.2	Subscription Agreement (Form Of) dated March 2007
5.1	Legal Opinion of Axelrod, Smith & Kirshbaum, P.C.
23.1	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm
23.2	Consent of Axelrod, Smith & Kirshbaum, P.C. (incorporated in Exhibit 5.1)

Item 17. Undertakings.

(1)	The Company hereby undertakes:

(a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of May, 2007.

RICK’S CABARET INTERNATIONAL, INC.

By /s/ Eric Langan
Eric Langan
President and Chief Executive Officer

POWER OF ATTORNEY

Rick’s Cabaret International, Inc. and each of the undersigned do hereby appoint Eric Langan his true and lawful attorney to execute on behalf of Rick’s Cabaret International, Inc. and the undersigned any and all amendments to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Eric Langan	Chairman of the Board, Director,	May 17, 2007
Eric Langan	President, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer

By /s/ Travis Reese	Vice President and Director	May 16, 2007
Travis Reese

By /s/ Steven L. Jenkins	Director	May 17, 2007
Steven L. Jenkins

By /s/ Alan Bergstrom	Director	May 16, 2007
Alan Bergstrom

By	Director	May ___, 2007
Robert Watters